UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 12th Avenue South, Nampa, Idaho		83653
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (208) 466-4634

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 21, 2005, Home Federal Bancorp, Inc. issued its earnings release for the quarter ended December 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

        99.1     Press Release of Home Federal Bancorp, Inc. dated January 21, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: January 21, 2005	By: /s/ Daniel L. Stevens
Daniel L. Stevens
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                        Contact:
                                                                                        Home Federal Bancorp, Inc.
                                                                                        Daniel L. Stevens, Chairman, President & CEO
                                                                                        Robert A. Schoelkoph, SVP, Treasurer & CFO
                                                                                        208-466-4634
                                                                                        www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Nampa, ID (January 21, 2005) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq: HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $74,000, or less than $.01 per share, for the quarter ended December 31, 2004, compared to $1.0 million for the same period a year ago. Excluding the $1.8 million cost of establishing the Home Federal Foundation, Inc. (the "Foundation"), the Company had net income of $1.2 million, or $.08 per share for the first quarter.

On December 6, 2004, Home Federal Savings and Loan Association of Nampa completed its mutual holding company reorganization, at which time the Company was organized. As a result, comparisons to prior periods refer to the results of Home Federal Savings and Loan Association of Nampa, and per share data is not applicable. The per share data for the quarter ended December 31, 2004 is being reported on shares outstanding from December 6, 2004 through December 31, 2004.

The quarter ended December 31, 2004 is the first quarter of results since the completion of the mutual holding company reorganization and the Company's minority stock offering. As previously discussed in the prospectus and related materials in connection with the stock offering, the Company established the Foundation by contributing $1.8 million, consisting of 146,000 shares of its common stock and $365,000 in cash. The Foundation was formed for the purpose of supporting charitable organizations and activities that enhance the quality of life for residents within the Company's market area.

The following table reconciles the Company's actual net income to pro forma net income, exclusive of the contribution to the Foundation (in thousands, except share data):

	Three Months Ended December 31, (unaudited)
	2004	2003
Pro forma disclosure
Net income, as reported	$ 74	$1,038
Contribution to Foundation	1,825	-
Federal and State income tax benefit	(712)	-
Pro forma net income	$1,187	$1,038
Earnings per share
Basic as reported	$0.00	nm (1)
Pro forma basic	$0.08	nm (1)
(1) Shares outstanding and earnings per share information is not meaningful. The Company did not complete its stock offering until December 6, 2004.

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Home Federal Bancorp, Inc.
January 21, 2005

In connection with the mutual holding company reorganization and the minority stock offering, the Company issued a total of 15,208,750 common shares, approximately 40% of which were sold to the Bank's depositors, resulting in net proceeds of approximately $53.6 million. Approximately 0.96% of the shares issued by the Company in the stock offering were contributed to the Foundation. The remaining 59.04% of the shares issued are held by Home Federal MHC, a federally-chartered mutual holding company.

First quarter revenues, which consist of net interest income before the provision for loan losses and non-interest income, increased 10% to $7.2 million for the quarter, compared to $6.5 million in the first quarter last year. Net interest income before the provision for loan losses increased 19% to $5.0 million for the quarter, compared to $4.2 million for the same quarter of the last fiscal year.

For the first quarter, net interest income after provision for loan losses grew 26% to $4.9 million, compared to $3.9 million for the same quarter a year ago. For the quarter, the net interest margin was 3.51% compared to 3.94% for the first quarter last year.

Non-interest income decreased 5% to $2.2 million, compared to $2.3 million in the same quarter a year ago. As management expected, the slowdown in mortgage refinance activity impacted the gains on the sale of single-family residential loans.

First quarter non-interest expense was $7.1 million compared to $4.6 million a year earlier. The $2.5 million increase was primarily a result of the $1.8 million contribution to the Foundation and increased employee compensation. Excluding the contribution to the Foundation, the efficiency ratio was 72.61% for the quarter, compared to 70.38% for the same quarter last year. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Total assets increased 30% to $618.3 million at December 31, 2004 compared to $474.3 million a year earlier. Total assets at December 31, 2004 decreased $125.6 million, or 17%, from $743.9 million at September 30, 2004. Assets at September 30, 2004 included cash of approximately $221 million that was received from subscribers in the stock offering. These subscription funds were subsequently refunded to subscribers in the quarter ended December 31, 2004 as a result of a change in the appraisal of the Company, which increased the valuation range. Following the refund to subscribers, the Company conducted a resolicitation and received $153.1 million from subscribers. The Company's stock offering, however, was oversubscribed and as a result, $97.2 million of the $153.1 million subscription funds were returned to investors.

Deposits increased 18% to $358.8 million at December 31, 2004 compared to $304.8 million at December 31, 2003. In connection with the mutual holding company reorganization and the minority stock offering, shareholders' equity increased $55.1 million. In total, shareholders' equity increased $58.8 million to $100.2 million at December 31, 2004 compared to $41.4 million a year earlier. The Company's book value per share as of December 31, 2004 was $6.59 per share based upon 15,208,750 outstanding shares.

Net loans at December 31, 2004, increased 6% to $401.8 million, compared to $380.1 million at December 31, 2003. Single family lending represents 63% of the Bank's loan portfolio, compared to 66% for the first quarter of last year. Commercial real estate loans account for 24% of the loan portfolio, compared to 23% of the portfolio at December 31, 2003.

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Home Federal Bancorp, Inc.
January 21, 2005

Credit quality remains high, as non-performing assets were $685,000 or 0.11% of total assets at December 31, 2004, compared to $610,000, or 0.08% at September 30, 2004 and $610,000, or 0.13% at December 31, 2003. The allowance for loan losses was $2.7 million or 0.66% of gross loans, including loans held for sale, at December 31, 2004 as compared to $2.6 million or 0.66% at September 30, 2004 and $2.1 million, or 0.55% of gross loans at December 31, 2003.

About Home Federal:

Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through our 15 full-service banking offices and two mortgage loan centers. For more information, visit the Company web site at www.myhomefed.com.

Forward Looking Statements:

Statements in this report regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Home Federal Bancorp, Inc.
January 21, 2005

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)	December 31, 2004	September 30, 2004	December 31, 2003
ASSETS
Cash and amounts due from depository institutions	$ 10,795	$215,663	$ 12,141
Securities available for sale, at fair value	-	-	5,440
Mortgage-backed securities available for sale, at fair value	18,922	871	1,002
Mortgage-backed securities held to maturity, at cost	150,400	96,595	41,846
Federal Home Loan Bank stock, at cost	7,797	7,317	6,615
Loan receivable, net of allowance for loan losses of $2,675,
$2,637, and $2,125	401,752	392,634	380,059
Loans held for sale	1,586	3,577	1,515
Accrued interest receivable	2,180	2,019	1,673
Property and equipment, net	10,668	10,967	10,283
Mortgage servicing rights, net	3,056	3,152	3,199
Bank owned life insurance	10,126	10,052	9,732
Real estate and other property owned	49	113	-
Other assets	990	907	802
TOTAL ASSETS	$618,321	$743,867	$474,307

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposit accounts
Savings deposits	$ 24,975	$ 25,453	$ 22,876
Demand deposits	165,189	153,409	134,266
Certificates of deposit	168,659	164,225	147,613
Total deposit accounts	358,823	343,087	304,755
Advances by borrowers for taxes and insurance	1,829	3,716	1,646
Interest payable	1,475	1,420	1,071
Deferred compensation	2,666	2,463	1,897
Federal Home Loan Bank advances	148,324	122,797	116,735
Deferred income tax liability	2,185	2,264	2,353
Income taxes payable	16	-	962
Other liabilities	2,820	223,023	3,444
Total liabilities	518,138	698,770	432,863
SHAREHOLDERS' EQUITY
Serial preferred stock, $.01 par value; 5,000,000 authorized
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
issued and outstanding:
Dec. 31, 2004 - 15,208,750 issued, 15,208,750 outstanding	152	-	-
Sept. 30, 2004 - none issued and outstanding
Dec. 31, 2003 - none issued and outstanding
Additional paid-in capital	59,898	-	-
Retained earnings	45,173	45,099	41,453
Unearned shares issued to employee stock ownership plan	(4,934)	-	-
Accumulated other comprehensive loss	(106)	(2)	(9)
Total shareholders' equity	100,183	45,097	41,444
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$618,321	$743,867	$474,307

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Home Federal Bancorp, Inc.
January 21, 2005

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)	Three Months Ended December 31,
	2004	2003

Interest and dividend income:
Loan interest	$6,069	$5,975
Investment interest	243	33
Mortgage-backed security interest	1,363	442
Federal Home Loan Bank dividends	-	82
Total interest and dividend income	7,675	6,532
Interest expense:
Deposits	1,425	1,176
Federal Home Loan Bank advances	1,261	1,153
Total interest expense	2,686	2,329
Net interest income	4,989	4,203
Provision for loan losses	59	300
Net interest income after provision for loan losses	4,930	3,903
Noninterest income:
Service charges and fees	1,959	1,705
Gain on sale of loans	68	219
Increase in cash surrender value of life insurance	75	125
Loan servicing fees	172	166
Mortgage servicing rights, net	(96)	69
Other	39	43
Total noninterest income	2,217	2,327
Noninterest expense:
Compensation and benefits	3,053	2,649
Occupancy and equipment	719	702
Data processing	443	366
Advertising	340	212
Postage and supplies	210	194
Professional services	219	113
Insurance and taxes	66	98
Charitable contribution to Foundation	1,825	-
Other	182	262
Total noninterest expense	7,057	4,596
Income before income taxes	90	1,634
Income tax expense	16	596
NET INCOME	$ 74	$1,038

Earnings per common share:
Basic	$0.00	nm (1)
Diluted	$0.00	nm (1)
Weighted average number of shares outstanding:
Basic	14,710,589	nm (1)
Diluted	14,710,589	nm (1)

(1) Shares outstanding and earnings per share information is not meaningful. The Company did not complete its initial public offering until December 6, 2004.

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Home Federal Bancorp, Inc.
January 21, 2005

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands, except share data) (Unaudited)	AT OR FOR THE THREE MONTHS ENDED DECEMBER 31, 2004	AT OR FOR THE YEAR ENDED SEPTEMBER 30, 2004
FINANCIAL CONDITION DATA
Average interest-earning assets	$ 568,598	$ 465,384
Average interest-bearing liabilities	455,105	409,591
Net average earning assets	113,493	55,793
Average interest-earning assets to average interest-bearing liabilities	124.94%	113.62%
Shareholders' equity to assets	16.20%	6.06%
ASSET QUALITY
Allowance for loan losses	2,675	2,637
Non-performing loans	636	610
Non-performing assets	685	610
Allowance for loan losses to non-performing loans	420.60%	432.30%
Allowance for loan losses to net loans	0.66%	0.67%
Non-performing loans to total net loans	0.16%	0.15%
Non-performing assets to total assets	0.11%	0.08%

	AT OR FOR THE THREE MONTHS ENDED DECEMBER. 31,
	2004	2003
SELECTED PERFORMANCE RATIOS
Return on average assets (1)	0.05%	0.90%
Return on average equity (1)	0.48%	nm (4)
Net interest margin (1)	3.51%	3.94%
Efficiency ratio (2)	72.61%	70.38%
PER SHARE DATA
Basic earnings per share	$ -	nm (4)
Diluted earnings per share	-	nm (4)
Book value per share	6.59	nm (4)
Market price per share:
High for the period	12.96	nm (4)
Low for the period	12.49	nm (4)
Close for the period end	12.55	nm (4)
Cash dividends declared per share	-	nm (4)
Average number of shares outstanding:
Basic (3)	14,710,589	nm (4)
Diluted (3)	14,710,589	nm (4)

(1)	Amounts are annualized.
(2)	Non-interest expense divided by net interest income plus non-interest income. Amounts calculated exclude the effect of the $1.8 million contribution to the Foundation.
(3)	Amounts calculated exclude ESOP shares not committed to be released.
(4)	Shares outstanding and earnings per share information are not meaningful. The Company did not complete its initial public offering until December 6, 2004.

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